Exhibit 99.2

News Release

        One Centerpointe Drive Suite 200 Lake Oswego, Oregon 97035 503-684-7000                                              www.gbrx.com

For release:	January 7, 2015, 6:00 a.m. ET	Contact:	Jack Isselmann, Public Relations
Mark Rittenbaum, Investor Relations
Ph: (503) 684-7000

Greenbrier announces strategic investment in Brazilian railcar manufacturer Amsted-Maxion Hortolândia

~ Secures 19.5% stake; Includes option to acquire additional 40.5% ownership position ~

~ New manufacturing operations in the Americas bolsters Greenbrier’s growing global portfolio ~

~ Partnership with market leading railcar manufacturer in rapidly expanding market ~

Lake Oswego, Oregon January 7, 2015 –The Greenbrier Companies, Inc. (NYSE:GBX) today announced that it has entered an agreement to acquire a 19.5% ownership in Amsted-Maxion Hortolândia, the leading railcar manufacturer in South America, for $15 million. The agreement also provides Greenbrier with an option to acquire an additional 40.5% ownership interest, to be exercised no later than September 30, 2017. The strategic investment is subject to customary closing conditions and is expected to close in the second calendar quarter of 2015.

Amsted-Maxion Hortolândia will use Greenbrier’s strategic investment to pay down outstanding debt and position the company for future growth. Amsted-Maxion Hortolândia holds an estimated 70% annual market share in the South American new railroad freight car market. Market demand in Brazil is forecasted to exceed approximately 4,000 new railcars annually for the near term and potentially through the end of this decade. Longer term new railcar demand is expected to increase significantly in Brazil, the world’s 7th largest economy measured by GDP. This demand is expected to be driven by both its extensive investment in infrastructure, including plans to expand and modernize the Brazilian railway network, and an aging railcar fleet where more than 60% of rail freight rolling stock is 30 years or older and less efficient than the railcar design technology available today.

Amsted-Maxion, a 50/50 joint venture between Amsted Rail and Iochpe-Maxion, will continue to own the remaining 80.5% in Amsted-Maxion Hortolândia. Amsted-Maxion will also continue to own 100% of Amsted-Maxion Cruzeiro, which provides various castings to Hortolândia. In 2013, Greenbrier and Amsted-Maxion established a relationship by entering into a licensing agreement related to the production of intermodal railcars designed by Greenbrier.

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Greenbrier announces strategic investment in Brazil, . . . (Cont.)	Page 2

Amsted-Maxion Hortolândia will provide an unparalleled value proposition to its customers utilizing the combined strengths of its three partners. Greenbrier will provide its extensive capabilities in freight car design, engineering, manufacturing, marketing and sales, and leasing to the business. Amsted Rail will continue to provide its highly engineered components including castings, bearings, wheels, axles and braking – complete railcar chassis system solutions. Iochpe-Maxion, a prominent, publicly-held, Brazilian-based auto parts supplier to the global market, provides access to customer and supplier relationships, as well as insight into local and financial matters. By maximizing each of the partner’s core abilities, Greenbrier expects Amsted-Maxion Hortolândia will achieve operational synergies and revenue enhancements that will make the strategic investment accretive to Greenbrier’s earnings by the second half of 2016.

“Using Brazil as a platform, this strategic investment permits Greenbrier to expand our geographic reach into South America, as part of a broad-based Americas strategy, building on our substantial manufacturing base in Mexico and the US. Combined with our already strong and growing manufacturing operations in Europe and North America, entry to the South American railcar markets represents an exciting new extension for Greenbrier,” said William A. Furman, Chairman and CEO of Greenbrier. “Amsted-Maxion is the perfect partner for Greenbrier as we enter this market. We look forward to a long and prosperous partnership with Amsted-Maxion.”

“We are pleased to welcome Greenbrier to Brazil,” said Dan Ioschpe, Chairman of Iochpe-Maxion S.A. “Iochpe has been operating in Brazil for nearly 100 years. We appreciate joining with a company of Greenbrier’s caliber to enhance and expand our railcar manufacturing operations during this critical time of investment and growth in Brazil’s infrastructure including railroads, port operations and distribution centers. Greenbrier brings expertise in railcar engineering, safety, design and manufacturing, along with commercial strength to Brazil. Greenbrier’s core competencies combined with Amsted-Maxion’s leadership in the Brazilian rail markets positions our railcar manufacturing operations to recognize even higher potential as Brazil embarks on a new era of freight movement by rail.”

John Wories, President of Amsted Rail Company, Inc. stated, “We deeply appreciate our longstanding relationship as a value-added supply chain partner with Greenbrier, served by our operations throughout Asia, Europe and North America. Our frequent collaboration through the years gives us full confidence we will extend our historically successful business ties to South America. Greenbrier is uniquely positioned to introduce new leading railcar technologies combined with our railcar chassis solutions that will better serve our South American customers. The opportunity before us to enhance and expand the railcar manufacturing operations of Amsted-Maxion Hortolândia is an excellent platform for this future success.”

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Greenbrier announces strategic investment in Brazil, . . . (Cont.)	Page 3

About Greenbrier

Greenbrier, (www.gbrx.com), headquartered in Lake Oswego, Oregon, is a leading supplier of transportation equipment and services to the railroad industry. We build new railroad freight cars in our 4 manufacturing facilities in the U.S. and Mexico and marine barges at our U.S. manufacturing facility. Greenbrier also sells reconditioned wheel sets and provides wheel services at 9 locations throughout the U.S. We recondition, manufacture and sell railcar parts at 4 U.S. sites. Greenbrier is a 50/50 joint venture partner with Watco Companies, LLC in GBW Railcar Services, LLC which repairs and refurbishes freight cars at 39 locations across North America, including 14 tank car repair and maintenance facilities certified by the Association of American Railroads. Greenbrier builds new railroad freight cars and refurbishes freight cars for the European market through our operations in Poland. Greenbrier owns approximately 8,500 railcars, and performs management services for approximately 238,000 railcars.

UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including statements regarding expected new railcar production volumes and schedules, expected customer demand for the Company’s products and services, plans to increase manufacturing capacity, restructuring plans, new railcar delivery volumes and schedules, growth in demand for the Company’s railcar services and parts business, and the Company’s future financial performance. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from in the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, reported backlog and awards are not indicative of our financial results; uncertainty or changes in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of our indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, inefficiencies associated with expansion or start-up of production lines or increased production rates, changing technologies, transfer of production between facilities or non-performance of alliance partners, subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; integration of current or future acquisitions and establishment of joint ventures; succession planning; discovery of defects in railcars or services resulting in increased warranty costs or litigation; physical damage or product or service liability claims that exceed our insurance coverage; train derailments or other accidents or claims that could subject us to legal claims; actions or inactions by various regulatory agencies including potential environmental remediation obligations or changing tank car or other rail car or railroad regulation; and issues arising from investigations of whistleblower complaints; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2014, and our other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements.

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